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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  AUGUST 6, 1997

                ---------------------------------------------

                        HOUSTON INDUSTRIES INCORPORATED*
             (Exact name of registrant as specified in its charter)


           TEXAS                       1-7629                  74-1885573
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)


                1111 LOUISIANA
                HOUSTON, TEXAS                         77002
    (Address of principal executive offices)         (ZIP Code)


      Registrant's telephone number, including area code:  (713) 207-3000

                ---------------------------------------------

                       HOUSTON LIGHTING & POWER COMPANY*
             (Exact name of registrant as specified in its charter)


          TEXAS                          1-3187                74-0694415
(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)         Identification No.)


                   1111 LOUISIANA
                   HOUSTON, TEXAS                      77002
       (Address of principal executive offices)     (ZIP Code)


      Registrant's telephone number, including area code:  (713) 207-1111

                ---------------------------------------------

*On August 6, 1997, Houston Industries Incorporated merged with and into Houston Lighting & Power Company, which was renamed "Houston Industries Incorporated."





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The combined Form 8-K is separately filed by Houston Industries Incorporated
(Company) and Houston Lighting & Power Company (HL&P).


ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

                 On August 6, 1997, the Company merged with and into HL&P, and NorAm Energy Corp. (NorAm) merged with and into HI Merger, Inc., a subsidiary of the Company. Upon consummation of the mergers (collectively, the Merger), HL&P, the surviving corporation of the Company/HL&P merger, was renamed "Houston Industries Incorporated" (Houston) and HI Merger, Inc., the surviving corporation of the NorAm/HI Merger, Inc. merger, was renamed "NorAm Energy Corp." and became a wholly owned subsidiary of Houston.

                 NorAm is principally engaged in the distribution and transmission of natural gas, including the gathering, storage and marketing of natural gas. Through its Entex, Arkla and Minnegasco distribution divisions, NorAm is the nation's third-largest natural gas utility in terms of customers served, with over 2.7 million customers in six states. NorAm operates interstate gas pipeline facilities through NorAm Gas Transmission Company and Mississippi River Transmission Corporation. It also owns natural gas gathering assets in Oklahoma, Louisiana, Arkansas and Texas and is engaged in various other energy-related businesses, including natural gas and electric wholesale trading, gas storage, wholesale electric services and providing unregulated retail energy services to industrial and large commercial customers.

                 Based on an order of the Securities and Exchange Commission
(SEC) issued on July 24, 1997, Houston will continue to be exempt from regulation under Section 3(a)(2) of the Public Utility Holding Company Act of 1935 (1935 Act), except with respect to the (i) acquisition of certain voting securities of other domestic public utility companies and utility holding companies and (ii) the provisions of Section 33 of the 1935 Act regarding the acquisition, ownership and financing of foreign utility companies. On July 30, 1997, the Federal Energy Regulatory Commission (FERC) issued an order approving the Merger without conditions and authorizing NorAm Energy Services, Inc., a subsidiary of NorAm engaged in the power marketing business, to continue its market-based rate schedules in effect. For additional information regarding the FERC and SEC orders, reference is made to Exhibits 99.2 and 99.3 filed with this Report on Form 8-K, which exhibits are incorporated herein by reference.

                 Merger Consideration. Under the terms of the Agreement and Plan of Merger dated as of August 11, 1996, as amended (Merger Agreement), among the Company, HL&P, HI Merger, Inc. and NorAm, each share of NorAm common stock outstanding immediately prior to the effective time of the Merger was converted, upon consummation of the Merger, into the right to receive (i)
0.74963 shares of the common stock, without par value, of Houston (including associated preference stock purchase rights, Houston Common Stock) or (ii) cash consideration of $16.3051, representing cash consideration of $16.00 plus simple interest of two percent per quarter from May 11, 1997 to August 6, 1997 (Cash Consideration). Under the terms of the Merger Agreement, the exchange ratio for the stock consideration (Stock Consideration) was based on $16.00 per share without interest and the average daily closing price on the New York Stock Exchange of $21.3438 for the common stock of the Company during the 20 consecutive trading days commencing on July 1, 1997. The Merger Agreement also provides that each holder of an unexpired employee stock option to purchase NorAm common stock, along with any tandem stock appreciation rights, outstanding at the effective time of the Merger was entitled to elect either to have, upon consummation of the Merger, all or any portion of his or her NorAm stock options canceled in exchange for cash or to have all or any portion of such options assumed by Houston at a conversion rate specified in the Merger Agreement.

                 Based upon preliminary information regarding cash and stock elections made by NorAm shareholders and after giving effect to preliminary proration adjustments, the aggregate





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consideration for the Merger consisted of (i) approximately 47.8 million shares of Houston Common Stock and (ii) approximately $1.4 billion in Cash Consideration. In addition, Houston has issued to NorAm employees options to purchase up to 887,804 shares of Houston Common Stock and paid approximately $4.9 million in exchange for cancelled NorAm options.

                 After the Merger, NorAm's existing debentures and convertible securities will remain outstanding as the securities of NorAm, a wholly owned subsidiary of Houston (and will not be assumed by Houston except with respect to the conversion of certain NorAm debt securities into Houston common stock as described below), and NorAm will continue to be a reporting company under the Securities Exchange Act of 1934 (Exchange Act).

                 As a result of the Merger, NorAm's 6% Convertible Subordinated Debentures due 2012 and NorAm's 6 1/4% Convertible Junior Subordinated Debentures (collectively, Convertible Securities) will be convertible into (in lieu of NorAm common stock) the amount of Stock Consideration and Cash Consideration that the holder of such Convertible Securities would have had the right to receive (i) if such Convertible Securities had been converted into NorAm common stock immediately prior to the Merger and (ii) if, following conversion, the holder had received Stock Consideration with respect to 50 percent of his or her shares of NorAm common stock and Cash Consideration with respect to the remaining 50 percent of such holder's shares of NorAm common stock.





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ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements:

The following documents, previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference:

                 1. The Company's and HL&P's Combined Annual Report on Form 10-K for the year ended December 31, 1996 (File Nos. 1-7629 and 1-3187)

                 2. The Company's and HL&P's Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File Nos. 1-7629 and 1-3187)

                 3. NorAm's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3751)

                 4. NorAm's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-3751)

Unaudited Pro Forma Combined Financial Statements:

                 The unaudited pro forma combined condensed financial statements included as Exhibit 99.1 give effect to the Merger. The unaudited pro forma condensed balance sheet as of March 31, 1997 is presented as if the Merger had occurred on that date. The unaudited pro forma condensed statements of income for the year ended December 31, 1996 and the three months ended March 31, 1997 assume that the Merger occurred at the beginning of each of the periods presented. The acquisition of NorAm will be treated as a purchase for accounting purposes. The assets acquired and liabilities assumed will be recorded at their fair values.

                 The unaudited pro forma financial statements included as
Exhibit 99.1 should be read in conjunction with the historical financial statements and related notes of the Company and NorAm and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company and NorAm incorporated by reference herein. The unaudited pro forma condensed statements of income are not necessarily indicative of the financial results that would have occurred had the Merger been completed on the indicated dates, nor are they necessarily indicative of future financial results. Results for interim periods do not necessarily indicate results for the full year.

                 The pro forma adjustments are based on assumptions and estimates made by the Company's management and do not reflect adjustments for anticipated operating efficiencies and cost savings the Company expects to achieve as a result of the Merger. The actual allocation of the consideration paid for NorAm may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair value of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the effective time of the Merger, which could vary significantly from the amounts as of March 31, 1997.

                 As described in Item 2 above, the ratio of shares of Houston Common Stock issued to Cash Consideration paid differed from that reflected in these unaudited pro forma combined condensed financial statements. If the actual ratio was reflected in the unaudited pro forma financial statements, pro forma common stock equity would decrease by approximately 4% and pro forma long-term debt would increase by approximately 3%. Pro forma earnings per common share would increase by no more than 2% for the year ended December 31, 1996.



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                                   EXHIBITS


Exhibit No.            Exhibits (Exhibits designated by an asterisk
                       (*) are incorporated herein by reference to a separate filing as indicated.)

*2(a) Agreement and Plan of Merger dated as of August 11, 1996, by and among Houston Industries Incorporated, Houston Lighting & Power Company, HI Merger, Inc. and NorAm Energy Corp. (Incorporated by reference to Exhibit 2(a) to Form 8-K Combined Current Report of Houston Industries Incorporated and Houston Lighting & Power Company dated August 11, 1996).

*2(b) Amendment to Agreement and Plan of Merger (incorporated by reference to Exhibit 2(c) to Registration Statement on Form S-4 of Houston Industries Incorporated and Houston Lighting & Power Company (Reg. No. 333-11329).

2(c)                   Agreement dated August 5, 1997, amending
                       Agreement and Plan of Merger.

23.1                   Consent of Deloitte & Touche LLP

23.2                   Consent of Coopers & Lybrand L.L.P.

99.1                   Unaudited Pro Forma Combined Financial
                       Statements

99.2                   Memorandum and Opinion and Order Granting
                       Exemption to Holding Company dated July 24,
                       1997, and issued by the Securities and
                       Exchange Commission.

99.3                   Order of the FERC dated July 30, 1997.





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HOUSTON INDUSTRIES INCORPORATED
                                                (Registrant)



                                            /s/ Mary P. Ricciardello
                                         ------------------------------
                                              Mary P. Ricciardello
                                         Vice President and Comptroller




Date: August 7, 1997





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HOUSTON LIGHTING & POWER COMPANY
                                                (Registrant)



                                            /s/ Mary P. Ricciardello
                                         -------------------------------
                                              Mary P. Ricciardello
                                         Vice President and Comptroller




Date: August 7, 1997





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                              INDEX TO EXHIBITS

EXHIBIT NO.      DESCRIPTION
-----------      -----------
                 Exhibits (Exhibits designated by an asterisk (*) are incorporated herein by reference to a separate filing as indicated.)

*2(a)            Agreement and Plan of Merger dated as of August 11, 1996, by and among Houston
                 Industries Incorporated, Houston Lighting & Power Company, HI Merger, Inc. and NorAm
                 Energy Corp.  (Incorporated by reference to Exhibit 2(a) to Form 8-K Combined Current
                 Report of Houston Industries Incorporated and Houston Lighting & Power Company dated
                 August 11, 1996).

*2(b)            Amendment to Agreement and Plan of Merger (incorporated by reference to Exhibit 2(c)
                 to Registration Statement on Form S-4 of Houston Industries Incorporated and Houston
                 Lighting & Power Company (Reg. No. 333-11329)).

2(c)             Amendment dated August 5, 1997, amending Agreement and Plan of Merger.

23.1             Consent of Deloitte & Touche LLP

23.2             Consent of Coopers & Lybrand LLP

99.1             Unaudited Pro Forma Combined Financial Statements

99.2             Memorandum and Opinion and Order Granting Exemption to Holding Company dated July 24,
                 1997, and issued by the Securities and Exchange Commission.

99.3             Order of the FERC dated July 30, 1997.